Exhibit 99.1

Enova Announces Fourth Quarter and Full Year 2014 Results

- U.S. revenue increased 17.3% to $130.7 million in 4Q14

- Net Income increased 14.1% to $22.5 million in 4Q14

- Adjusted EBITDA increased 25.9% to $54.4 million in 4Q14

CHICAGO, Feb. 3, 2015 /PRNewswire/ -- Enova International, Inc. (NYSE: ENVA), a leading online lending company, today announced financial results for the quarter and year ended December 31, 2014.

"We are pleased to report our first quarter as a stand-alone public company," said David Fisher, CEO of Enova. "Our fourth quarter and full year results represented record profitability for both periods, led by strong growth in our U.S. business. These results are a significant accomplishment and reflect the strength of our flexible and scalable technology and advanced analytics platform, particularly considering that we launched four new businesses during the year and managed through substantial regulatory changes in the U.K. market."

Fourth Quarter 2014 Summary

   Total revenue of $194.7 million in the fourth quarter of 2014 declined 6.7% from $208.8 million in the fourth quarter of 2013 as a 17.3% increase in U.S. revenue was more than offset by a 34.2% decrease in international revenue, primarily a result of regulatory changes in the U.K.
  Gross profit margin of 68.9% in the fourth quarter of 2014 rose over 10 percentage points from the fourth quarter of 2013, as a result of changes in underwriting in the U.K. driven by new regulations, as well as continued enhancements to our underwriting models.
  The substantial increase in gross profit combined with a decrease in marketing expenses drove a 25.9% increase in adjusted EBITDA, a non-GAAP measure, to $54.4 million in the fourth quarter of 2014.
  Net income increased 14.1% to $22.5 million, or $0.68 per diluted share, in the fourth quarter of 2014 from $19.7 million, or $0.60 per diluted share, in the fourth quarter of 2013.

Full Year 2014 Summary

  Total revenue of $809.8 million in 2014 increased 5.8% from $765.3 million in 2013, driven by a 20.0% increase in U.S. revenue, which was partially offset by a 9.4% decline in international revenue.
  Gross profit margin of 67.1% in 2014 rose from 58.8% in 2013.
  Adjusted EBITDA increased 44.1% to $233.7 million in 2014 from $162.2 million in 2013.
  Net income increased 43.1% to $111.7 million, or $3.38 per diluted share, in 2014 from $78.0 million, or $2.36 per diluted share, in 2013.
  Adjusted earnings, a non-GAAP measure, increased 37.5% to $112.1 million, or $3.40 per diluted share, in 2014 from $81.5 million, or $2.47 per diluted share, in 2013.

"Our strong financial performance was driven by the success of our online business model, focused diversification efforts and superior execution which enabled us to significantly increase profitability during a time when regulatory changes provided a headwind to top-line growth," said Robert Clifton, CFO of Enova.

Outlook

Commenting on the outlook for 2015, Fisher stated "We anticipate continued growth in our U.S. business, driven by the introduction and expansion of new and recently launched loan products. We also expect the U.K. market to stabilize, and we plan to continue to innovate and invest in new initiatives, which will drive our future results."

For the first quarter 2015, Enova expects total revenue of $165 million to $185 million and Adjusted EBITDA of $45 million to $60 million. For the full year 2015, Enova expects total revenue of $750 million to $830 million and Adjusted EBITDA of $180 million to $240 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. CT / 5 p.m. ET today. The U.S. dial-in number for the call is 1-877-870-4263 or 1-412-317-0790 for non-US callers. Please ask to be joined to the Enova International call. The live webcast of the conference call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. A replay of the audio conference call will be available until February 10, 2015 at 10:59 p.m. CT / 11:59 p.m. ET, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days.

About Enova

Enova is a leading provider of online financial services to the large and growing number of customers who use alternative financial services because of their limited access to more traditional consumer credit. As of December 31, 2014, Enova offered or arranged loans in 35 states in the United States and in five foreign countries:

  in the United States at http://www.cashnetusa.com, http://www.netcredit.com and http://www.headwaycapital.com, in the United Kingdom at http://www.quickquid.co.uk, http://www.poundstopocket.co.uk and http://www.onstride.co.uk, in Australia at http://www.dollarsdirect.com.au,
  in Canada at http://www.dollarsdirect.ca,
  in Brazil at http://www.simplic.com.br and
  in China at http://www.youxinyi.cn.

Enova recently launched pilot programs in Brazil and China, as well as a line of credit product to serve the needs of small businesses in the United States. It uses its proprietary technology, analytics and customer service capabilities to quickly evaluate, underwrite and fund loans in order to offer customers credit when and how they want it. Headquartered in Chicago, Enova had more than 1,100 employees serving its online customers across the globe as of December 31, 2014.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), especially the Registration Statement on Form S-1 (File No. 333-199733) filed with the SEC on December 4, 2014 (which has not yet been declared effective) and Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Consumer Loans

Enova has provided combined consumer loans, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on consumer loans individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans are impacted by the aggregate amount of loans owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses and taxes, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
(Unaudited)

	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$75,106	$47,480
Consumer loans, net	323,611	303,467
Prepaid expenses and other assets	16,631	8,686
Deferred tax assets	24,813	30,914
Total current assets	440,161	390,547
Property and equipment, net	33,985	39,405
Goodwill	255,862	255,869
Intangible assets, net	39	45
Other assets	29,536	6,286
Total assets	$759,583	$692,152
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$57,277	$49,576
Income taxes currently payable	6,802	38
Total current liabilities	64,079	49,614
Deferred tax liabilities	47,339	45,306
Other liabilities	—	51
Long-term debt	494,181	424,133
Total liabilities	605,599	519,104
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,000,000 shares issued and outstanding	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—
Additional paid in capital	294	—
Retained earnings	156,861	169,947
Accumulated other comprehensive (loss) income	(3,171)	3,101
Total stockholders' equity	153,984	173,048
Total liabilities and stockholders' equity	$759,583	$692,152

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$194,722	$208,770	$809,837	$765,323
Cost of Revenue	60,592	86,505	266,787	315,052
Gross Profit	134,130	122,265	543,050	450,271
Expenses
Marketing	35,163	40,744	127,862	135,336
Operations and technology	19,203	18,271	73,573	70,776
General and administrative	25,350	22,541	107,875	84,420
Depreciation and amortization	4,960	4,157	18,732	17,143
Total Expenses	84,676	85,713	328,042	307,675
Income from Operations	49,454	36,552	215,008	142,596
Interest expense, net	(13,273)	(5,050)	(38,474)	(19,788)
Foreign currency transaction gain (loss)	520	(153)	(35)	(1,176)
Income before Income Taxes	36,701	31,349	176,499	121,632
Provision for income taxes	14,199	11,635	64,828	43,594
Net Income	$22,502	$19,714	$111,671	$78,038
Earnings Per Share:
Earnings per common share:
Basic	$0.68	$0.60	$3.38	$2.36
Diluted	$0.68	$0.60	$3.38	$2.36
Weighted average common shares outstanding:
Basic	33,000	33,000	33,000	33,000
Diluted	33,031	33,000	33,008	33,000

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2014	2013
Cash flows provided by operating activities	$422,067	$438,298
Cash flows used in investing activities
Consumer loans	(291,246)	(388,867)
Property and equipment additions	(13,284)	(14,872)
Investment in non-marketable securities	(703)	—
Other investing activities	4	—
Total cash flows used in investing activities	(305,229)	(403,739)
Cash flows used in financing activities	(79,039)	(28,567)
Effect of exchange rates on cash	(10,173)	3,940
Net increase in cash and cash equivalents	27,626	9,932
Cash and cash equivalents at beginning of year	47,480	37,548
Cash and cash equivalents at end of period	$75,106	$47,480

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
GEOGRAPHIC INFORMATION
(dollars in thousands)

The following tables present information on Enova's domestic and international operations for the three months and years ended December 31, 2014 and 2013.

	Three Months Ended December 31,
	2014	2013	$ Change	% Change
Domestic
Revenue	$130,712	$111,417	$19,295	17.3%
Cost of Revenue	48,906	43,953	4,953	11.3%
Gross Profit	81,806	67,464	14,342	21.3%
Gross Profit Margin	62.6%	60.6%	2.0%	3.3%

International
Revenue	$64,010	$97,353	$(33,343)	(34.2)%
Cost of Revenue	11,686	42,552	(30,866)	(72.5)%
Gross Profit	52,324	54,801	(2,477)	(4.5)%
Gross Profit Margin	81.7%	56.3%	25.4%	45.1%

Total
Revenue	$194,722	$208,770	$(14,048)	(6.7)%
Cost of Revenue	60,592	86,505	(25,913)	(30.0)%
Gross Profit	134,130	122,265	11,865	9.7%
Gross Profit Margin	68.9%	58.6%	10.3%	17.6%

	Year Ended December 31,
	2014	2013	$ Change	% Change
Domestic
Revenue	$474,715	$395,549	$79,166	20.0%
Cost of Revenue	171,798	157,344	14,454	9.2%
Gross Profit	302,917	238,205	64,712	27.2%
Gross Profit Margin	63.8%	60.2%	3.6%	6.0%

International
Revenue	$335,122	$369,774	$(34,652)	(9.4)%
Cost of Revenue	94,989	157,708	(62,719)	(39.8)%
Gross Profit	240,133	212,066	28,067	13.2%
Gross Profit Margin	71.7%	57.4%	14.3%	24.9%

Total
Revenue	$809,837	$765,323	$44,514	5.8%
Cost of Revenue	266,787	315,052	(48,265)	(15.3)%
Gross Profit	543,050	450,271	92,779	20.6%
Gross Profit Margin	67.1%	58.8%	8.3%	14.1%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSUMER LOAN FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table shows consumer loans and related loan loss activity, which is based on consumer loan balances, for the three months ended December 31, 2014 and 2013.

Three Months Ended December 31	2014	2013	Change
Cost of revenue	$60,592	$86,505	$(25,913)
Charge-offs (net of recoveries)	64,693	91,888	(27,195)
Average combined consumer loan balances, gross:
Company owned(a)	372,832	363,678	9,154
Guaranteed by Enova(a)(b)	34,483	36,369	(1,886)
Average combined consumer loan balances, gross (a)(c)	$407,315	$400,047	$7,268
Ending combined consumer loan balances, gross:
Company owned	$388,559	$385,785	$2,774
Guaranteed by Enova(b)	36,270	41,412	(5,142)
Ending combined consumer loan balances, gross (c)	$424,829	$427,197	$(2,368)
Ending allowance and liability for losses	$66,524	$84,365	$(17,841)

Consumer loan ratios:
Cost of revenue as a % of average combined consumer loan balances, gross(a)(c)	14.9%	21.6%	(6.7)%
Charge-offs (net of recoveries) as a % of average combined consumer loan balances, gross (a)(c)	15.9%	23.0%	(7.1)%
Gross profit margin	68.9%	58.6%	10.3%
Allowance and liability for losses as a % of combined consumer loan balances, gross(c)(d)	15.7%	19.7%	(4.0)%

(a)	The average combined consumer loan balances, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined consumer loans.
(d)	Allowance and liability for losses as a percentage of combined consumer loan balances, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Income	$22,502	$19,714	$111,671	$78,038
Adjustments (net of tax):
Regulatory Penalty (a)	—	2,500	—	2,500
Intangible asset amortization	5	17	28	88
Non-cash equity-based compensation	256	54	420	160
Foreign currency transaction (gain) loss	(332)	94	22	755

Adjusted earnings	$22,431	$22,379	$112,141	$81,541

Diluted earnings per share	$0.68	$0.60	$3.38	$2.36
Adjusted earnings per share	$0.68	$0.68	$3.40	$2.47

(a)

On November 20, 2013, Cash America International, Inc., Enova's former parent company, consented to the issuance of a Consent Order by the Consumer Financial Protection Bureau, or the CFPB, pursuant to which it agreed, without admitting or denying any of the facts or conclusions made by the CFPB from its 2012 review of Cash America and us, to pay a civil money penalty of $5 million, of which we and Cash America agreed to allocate $2.5 million of this penalty to us, or the Regulatory Penalty. For the three months and year ended December 31, 2013, this item represents the amount paid in connection with the Regulatory Penalty, which is nondeductible for tax purposes.

Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Income	$22,502	$19,714	$111,671	$78,038
Depreciation and amortization expenses	4,960	4,157	18,732	17,143
Interest expense, net	13,273	5,050	38,474	19,788
Foreign currency transaction (gain) loss	(520)	153	35	1,176
Provision for income taxes	14,199	11,635	64,828	43,594
Adjustments:
Regulatory Penalty (a)	—	2,500	—	2,500

Adjusted EBITDA	$54,414	$43,209	$233,740	$162,239

Adjusted EBITDA margin calculated as follows:
Total Revenue	194,722	208,770	809,837	765,323
Adjusted EBITDA	54,414	43,209	233,740	162,239
Adjusted EBITDA as a percentage of total revenue	27.9%	20.7%	28.9%	21.2%

(a)	For the three months and year ended December 31, 2013, this item represents the amount paid in connection with the Regulatory Penalty, which is nondeductible for tax purposes.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(dollars in thousands)

Estimated Adjusted EBITDA For 2015

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended March 31, 2015
	Low	High
	Unaudited
Income from operations	$40,000	$54,000
Depreciation and amortization	5,000	6,000
Adjusted EBITDA	$45,000	$60,000

	Estimated Results
	Year Ended December 31, 2015
	Low	High
	Unaudited
Income from operations	$160,000	$217,000
Depreciation and amortization	20,000	23,000
Adjusted EBITDA	$180,000	$240,000

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CONTACT: Public Relations Contact: Mike Gilhooly, Office: (312) 568-4230, Email: media@enova.com; or Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com